UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 14, 2018

HEMP NATURALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55590	47-5604166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16950 North Bay Road, Suite 18033

Sunny Isles Beach, Florida 33160

(347) 301-8431

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment to Form 8-K originally filed on March 20, 2018 is filed solely to correct clerical errors in Item 3.02 Unregistered Sales of Equity Securities. Number 7 of Item 3.02 incorrectly stated the owner of Elad National Properties, Inc. to be Levi Jacobson when if fact it should have stated the owner to be Shlomo Bleier. Number 8 of Item 3.02 stated that Levi Jacobson was issued six million common shares on August 17, 2017 when in fact he was not issued any shares on that date. Other than correcting this error, all other information included in the Original Report is unchanged.

Item 3.02	Unregistered Sales of Equity Securities

The Company entered into agreement to issue restricted and unregistered shares to the following individuals and entities:

1) 500,000 common shares to Adam Pasholk of Network 1 Financial Securities on February 22, 2017 with an address of 2 Bridge Avenue, Suite 241, Red Bank, NJ 07701

2) 100,000 common shares to Damon Testaverde of Network 1 Financial Securities on February 22, 2017 with an address of 2 Bridge Avenue, Suite 241, Red Bank, NJ 07701

3) 100,000 common shares to Network 1 Financial Securities, Inc. of Network 1 Financial Securities on February 22, 2017 with an address of 2 Bridge Avenue, Suite 241, Red Bank, NJ 07701.

The foregoing shares were issued on October 11, 2017 for services rendered pursuant to the Financial Services Advisory Agreement entered into by Network 1 Financial Securities, Inc. and its affiliates to act as the Company’s financial advisor.

4) 40,000,000 common shares to Mazel Property Enterprise Corp. on May 8, 2017 with an address of 1365 Carrol Street, Apt. 2C, Brooklyn, NY 11213. The shares were agreed upon as rent paid upfront for seven years pursuant to the Lease Agreement. The shares were issued on February 20, 2018. Miriam Bleier is considered the indirect beneficial owner of these shares as she is the sole shareholder of Mazel Property Enterprise, Corp. Miriam Bleier is the mother-in-law of Maryna Bleier, our secretary.

5) 45,000,000 common shares to Blue Car Enterprise, Inc., a Delaware corporation with an address of 580 Fifth Avenue, 10th Floor, NY, NY 10036 on November 17, 2017 and 29,000,000 shares were issued on January 16, 2018. The shares were issued to further develop the company’s business plan. Levi Jacobson, our sole director is considered the indirect beneficial owner of these shares as he is the sole shareholder of Blue Car Enterprise, Inc.

6) 45,000,000 common shares to the Jewish Enrichment Center, Inc., a Delaware corporation with an address of 724 Indian Rocks Road, Belle Air Florida, 33756 on November 17, 2017. The shares were issued for consulting services. Yosef Bleier is considered the indirect beneficial owner of these shares as he is the sole shareholder of Jewish Enrichment Center, Inc. Yosef Bleier is the husband of Maryna Bleier, our secretary.

7) 29,000,000 common shares to Elad National Properties, Inc., a Delaware corporation with an address of 1365 Carrol Street, Apt. 2C, Brooklyn, NY 11213 on January 16, 2018. The shares were issued to help materialize the business plan. Shlomo Bleier is the father-in-law of Maryna Bleier, our secretary and is considered the indirect beneficial owner of these shares as he is the sole shareholder of Elad National Properties, Inc.

8) 120,000,000 common shares to Levi Jacobson with an address of 646 Eastern Parkway, Brooklyn, NY 11213 on November 17, 2017. The shares were issued to develop the company’s business plan. Levi Jacobson is our sole director.

9) 120,000,000 common shares to Marathon Properties, Inc. with an address of 1626 South 17th Avenue, Hollywood, Florida, 33020 on January 4, 2018. The shares were issued for consulting services. Yosef Bleier is considered the indirect beneficial owner of these shares as he is the sole shareholder of Marathon Properties, Inc. Yosef Bleier is the husband of Maryna Bleier, our secretary.

10) 40,000,000 common shares to Goldstar Realty, Inc., a Delaware corporation with an address of 16900 North Bay Road, Suite 18003, Sunny Isle Beach, Florida, 33160 on January 4, 2018 and 14,000,000 shares were issued on January 9, 2018. The shares were issued for consulting services. Eli Bleier is considered the indirect beneficial owner of these shares as he is the sole shareholder of Goldstar Realty, Inc. Eli Bleier is the brother-in-law of Yosef Bleier.

11) 1,250,000 common shares to Samuel Schlesinger with an address of 55 Haul Road, Wayne, NY 07470 on October 19, 2017. The shares were issued as compensation for services rendered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMP NATURALS, INC.

Dated: March 30, 2018	By:	/s/ Levi Jacobson
Levi Jacobson
President, Chief Executive Officer and Director